Exhibit 99.1

Media contact	Investor contact
Anita Liskey, 312.466.4613	John Peschier, 312.930.8491
Chris Grams, 312.930.3435	CME-G
news@cmegroup.com
www.cmegroup.mediaroom.com
FOR IMMEDIATE RELEASE
CME Group Inc. Reports Fourth-Quarter and Full-Year 2019 Financial Results
CHICAGO, February 12, 2020 - CME Group Inc. (NASDAQ: CME) today reported financial results for the fourth quarter and full year of 2019.
The company reported revenue of $1.1 billion and operating income of $573 million for the fourth quarter of 2019. Net income was $469 million and diluted earnings per share were $1.31. On an adjusted basis, net income was $544 million and diluted earnings per share were $1.52. Financial results presented on an adjusted basis for the fourth quarter of 2019 and 2018 exclude certain items, which are detailed in the reconciliation of non-GAAP results.1
Total revenue for full-year 2019 was $4.9 billion and operating income was $2.6 billion. Net income was $2.1 billion and diluted earnings per share were $5.91. On an adjusted basis, net income was $2.4 billion, and diluted earnings per share were $6.80.
"During 2019, we delivered significant client value and efficiencies through the continued, successful integration of the NEX business and the introduction of innovative new products,” said CME Group Chairman and Chief Executive Officer Terry Duffy. “At the same time, international clients turned to our markets to manage risk in record numbers, driven by double-digit increases in Asia and Latin America. Year to date, trading volume has increased, especially in commodities, which points to the diversity of our product offering amid rising volatility and uncertainty. Looking ahead, we remain focused on a number of integration milestones, including the launch of BrokerTec fixed income markets alongside our benchmark futures and options on CME Globex in 2020."

Fourth-quarter 2019 average daily volume (ADV) was 16.9 million contracts, down 19% compared with the strong fourth-quarter 2018. Non-U.S. ADV for full-year 2019 reached a record 4.9 million contracts, up 10% compared with full-year 2018, including 7% growth in Europe, 20% growth in Asia and 47% growth in Latin America.

1. A reconciliation of the non-GAAP financial results mentioned to the respective GAAP figures can be found within the Reconciliation of GAAP to non-GAAP Measures chart at the end of the financial statements and earnings presentation materials.

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Clearing and transaction fees revenue for fourth-quarter 2019 totaled $901 million. The total average rate per contract was $0.717, up 3% compared with third-quarter 2019. Market data revenue totaled $130 million for fourth-quarter 2019.
As of December 31, 2019, the company had approximately $1.7 billion in cash (including $100 million deposited with Fixed Income Clearing Corporation (FICC) and included in other current assets) and $3.7 billion of debt. The company declared dividends during 2019 of
$2 billion, including the annual variable dividend of $894 million. The company has returned approximately $13.2 billion to shareholders in the form of dividends since the implementation of the variable dividend policy in early 2012.

CME Group will hold a Q&A conference call to discuss fourth-quarter 2019 results at 8:30 a.m. Eastern Time today. A live audio webcast of the Q&A call will be available on the Investor Relations section of CME Group’s website at www.cmegroup.com. An archived recording will be available for up to two months after the call.

As the world's leading and most diverse derivatives marketplace, CME Group (www.cmegroup.com) enables clients to trade futures, options, cash and OTC markets, optimize portfolios, and analyze data - empowering market participants worldwide to efficiently manage risk and capture opportunities. CME Group exchanges offer the widest range of global benchmark products across all major asset classes based on interest rates, equity indexes, foreign exchange, energy, agricultural products and metals.  The company offers futures and options on futures trading through the CME Globex® platform, fixed income trading via BrokerTec and foreign exchange trading on the EBS platform. In addition, it operates one of the world's leading central counterparty clearing providers, CME Clearing. With a range of pre- and post-trade products and services underpinning the entire lifecycle of a trade, CME Group also offers optimization and reconciliation services through TriOptima, and trade processing services through Traiana.

CME Group, the Globe logo, CME, Chicago Mercantile Exchange, Globex, and, E-mini are trademarks of Chicago Mercantile Exchange Inc.  CBOT and Chicago Board of Trade are trademarks of Board of Trade of the City of Chicago, Inc.  NYMEX, New York Mercantile Exchange and ClearPort are trademarks of New York Mercantile Exchange, Inc.  COMEX is a trademark of Commodity Exchange, Inc. BrokerTec, EBS, TriOptima, and Traiana are trademarks of BrokerTec Europe LTD, EBS Group LTD, TriOptima AB, and Traiana, Inc., respectively. Dow Jones, Dow Jones Industrial Average, S&P 500 and S&P are service and/or trademarks of Dow Jones Trademark Holdings LLC, Standard & Poor's Financial Services LLC and S&P/Dow Jones Indices LLC, as the case may be, and have been licensed for use by Chicago Mercantile Exchange Inc.  All other trademarks are the property of their respective owners.

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Statements in this press release that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. We want to caution you not to place undue reliance on any forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that might affect our performance are increasing competition by foreign and domestic entities, including increased competition from new entrants into our markets and consolidation of existing entities; our ability to keep pace with rapid technological developments, including our ability to complete the development, implementation and maintenance of the enhanced functionality required by our customers while maintaining reliability and ensuring that such technology is not vulnerable to security risks; our ability to continue introducing competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and our ability to maintain the competitiveness of our existing products and services, including our ability to provide effective services to the swaps market; our ability to adjust our fixed costs and expenses if our revenues decline; our ability to maintain existing customers at substantially similar trading levels, develop strategic relationships and attract new customers; our ability to expand and globally offer our products and services; changes in regulations, including the impact of any changes in laws or government policy with respect to our products or services or our industry, such as any changes to regulations and policies that require increased financial and operational resources from us or our customers; the costs associated with protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others; decreases in revenue from our market data as a result of decreased demand or changes to regulations in various jurisdictions; changes in our rate per contract due to shifts in the mix of the products traded, the trading venue and the mix of customers (whether the customer receives member or non-member fees or participates in one of our various incentive programs) and the impact of our tiered pricing structure; the ability of our credit and liquidity risk management practices to adequately protect us from the credit risks of clearing members and other counterparties, and to satisfy the margin and liquidity requirements associated with the BrokerTec matched principal business; the ability of our compliance and risk management methods to effectively monitor and manage our risks, including our ability to prevent errors and misconduct and protect our infrastructure against security breaches and misappropriation of our intellectual property assets; our dependence on third-party providers and exposure to risk through third-parties, including risks related to the performance, reliability and security of technology used by our third-party providers; volatility in commodity, equity and fixed income prices, and price volatility of financial benchmarks and instruments such as interest rates, credit spreads, equity indices, fixed income instruments and foreign exchange rates; economic, social, political and market conditions, including the volatility of the capital and credit markets and the impact of economic conditions on the trading activity of our current and potential customers; our ability to accommodate increases in contract volume and order transaction traffic and to implement enhancements without failure or degradation of the performance of our trading and clearing systems; our ability to execute our growth strategy and maintain our growth effectively; our ability to manage the risks, control the costs and achieve the synergies associated with our strategy for acquisitions, investments and alliances, including those associated with the acquisition of NEX; our ability to continue to generate funds and/or manage our indebtedness to allow us to continue to invest in our business; industry and customer consolidation; decreases in trading and clearing activity; the imposition of a transaction tax or user fee on futures and options on futures transactions and/or repeal of the 60/40 tax treatment of such transactions; our ability to maintain our reputation; and the unfavorable resolution of material legal proceedings.  For a detailed discussion of these and other factors that might affect our performance, see our filings with the Securities and Exchange Commission, including our most recent periodic reports filed on Form 10-K and Form 10-Q.

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CME Group Inc. and Subsidiaries
Consolidated Balance Sheets
(in millions)

	December 31, 2019	December 31, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$1,551.4	$1,374.5
Marketable securities	83.2	72.9
Accounts receivable, net of allowance	491.8	553.3
Other current assets (includes $4.3 and $1.5 in restricted cash)	364.4	430.5
Performance bonds and guaranty fund contributions	37,077.0	39,455.5
Total current assets	39,567.8	41,886.7
Property, net of accumulated depreciation and amortization	544.0	448.7
Intangible assets—trading products	17,175.3	17,175.3
Intangible assets—other, net	5,117.7	5,500.1
Goodwill	10,742.5	10,805.3
Other assets (includes $0.9 and $1.2 in restricted cash)	2,068.0	1,659.6
Total Assets	$75,215.3	$77,475.7
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$61.9	$116.0
Short-term debt	—	574.2
Other current liabilities	1,384.8	1,126.9
Performance bonds and guaranty fund contributions	37,075.8	39,455.5
Total current liabilities	38,522.5	41,272.6
Long-term debt	3,743.2	3,826.8
Deferred income tax liabilities, net	5,635.2	5,665.9
Other liabilities	1,155.1	745.1
Total Liabilities	49,056.0	51,510.4
CME Group Shareholders’ Equity	26,128.9	25,918.5
Non-controlling interests	30.4	46.8
Total Equity	26,159.3	25,965.3
Total Liabilities and Equity	$75,215.3	$77,475.7

CME Group Inc. and Subsidiaries
Consolidated Statements of Income
(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues
Clearing and transaction fees	$901.0	$1,034.8	$3,946.1	$3,667.0
Market data and information services	130.3	130.2	518.5	449.6
Other	107.1	71.6	403.4	192.8
Total Revenues	1,138.4	1,236.6	4,868.0	4,309.4
Expenses
Compensation and benefits	217.6	223.8	898.7	672.2
Technology	53.1	41.8	201.5	117.2
Professional fees and outside services	49.8	60.3	174.1	166.1
Amortization of purchased intangibles	78.1	59.0	314.7	130.0
Depreciation and amortization	38.0	32.9	158.6	118.7
Licensing and other fee agreements	41.3	47.8	172.2	170.6
Other	87.5	121.1	360.4	327.0
Total Expenses	565.4	586.7	2,280.2	1,701.8
Operating Income	573.0	649.9	2,587.8	2,607.6
Non-Operating Income (Expense)
Investment income	147.6	185.3	637.9	745.1
Interest and other borrowing costs	(42.0)	(49.5)	(178.0)	(157.7)
Equity in net earnings (losses) of unconsolidated subsidiaries	44.5	39.2	176.8	152.8
Other non-operating income (expense)	(99.0)	(154.4)	(534.9)	(570.0)
Total Non-Operating Income (Expense)	51.1	20.6	101.8	170.2
Income before Income Taxes	624.1	670.5	2,689.6	2,777.8
Income tax provision	155.1	283.5	573.8	814.1
Net Income	469.0	387.0	2,115.8	1,963.7
Less: net (income) loss attributable to non-controlling interests	0.5	(1.5)	0.7	(1.5)
Net Income Attributable to CME Group	$469.5	$385.5	$2,116.5	$1,962.2
Earnings per Common Share Attributable to CME Group:
Basic	$1.31	$1.10	$5.93	$5.73
Diluted	1.31	1.09	5.91	5.71
Weighted Average Number of Common Shares:
Basic	357,456	350,921	357,155	342,344
Diluted	358,354	352,132	358,239	343,737

CME Group Inc. and Subsidiaries
Quarterly Operating Statistics

	4Q 2018	1Q 2019	2Q 2019	3Q 2019	4Q 2019
Trading Days	64	61	63	64	64
Quarterly Average Daily Volume (ADV)(1)
CME Group ADV (in thousands)

Product Line	4Q 2018	1Q 2019	2Q 2019	3Q 2019	4Q 2019
Interest rates	10,919	10,313	11,593	10,868	8,638
Equity indexes	4,510	3,161	3,480	3,931	3,252
Foreign exchange	942	885	874	850	839
Energy	2,665	2,331	2,498	2,456	2,213
Agricultural commodities	1,248	1,381	1,839	1,320	1,278
Metals	547	561	633	821	652
Total	20,831	18,633	20,918	20,247	16,872
Venue
CME Globex	19,024	16,576	18,505	18,282	15,356
Open outcry	1,128	1,284	1,501	1,177	867
Privately negotiated	680	773	912	788	650
Total	20,831	18,633	20,918	20,247	16,872

1. ADV includes futures and options on futures only.
Quarterly Average Rate Per Contract (RPC)
CME Group RPC

Product Line	4Q 2018	1Q 2019	2Q 2019	3Q 2019	4Q 2019
Interest rates	$0.475	$0.481	$0.476	$0.500	$0.507
Equity indexes	0.715	0.757	0.676	0.612	0.654
Foreign exchange	0.720	0.763	0.713	0.720	0.732
Energy	1.150	1.159	1.139	1.137	1.133
Agricultural commodities	1.261	1.246	1.222	1.234	1.242
Metals	1.428	1.488	1.455	1.414	1.344
Average RPC	$0.697	$0.713	$0.693	$0.693	$0.717

CME Group Inc. and Subsidiaries
Reconciliation of GAAP to non-GAAP Measures
(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net Income Attributable to CME Group	$469.5	$385.5	$2,116.5	$1,962.2

Restructuring and severance	6.4	2.5	20.8	4.4

Amortization of purchased intangibles	78.1	59.0	314.7	130.0

Litigation matters	—	—	—	10.3

Acquisition-related costs(1)	8.6	88.7	31.3	109.7

Foreign exchange transaction (gains) losses(2)	5.5	9.1	7.2	73.6

Acceleration of contractual commitments	—	(2.3)	(1.3)	(1.6)

Unrealized and realized (gains) losses on investments	(18.3)	(11.6)	1.8	(97.5)

Loss on real estate sublease and related costs	0.5	—	5.9	—

(Gains) Losses on derivatives	(0.2)	10.9	17.7	62.3

Realized and unrealized (gains) losses on assets(3)	2.9	3.5	81.7	14.5

Debt costs related to acquisition	—	5.1	—	21.9

Income tax effect related to above	(6.4)	(26.2)	(99.7)	(58.8)

Other income tax items	(2.2)	100.3	(62.2)	113.4

Adjusted Net Income Attributable to CME Group	$544.4	$624.5	$2,434.4	$2,344.4

GAAP Earnings per Common Share Attributable to CME Group:
Basic	$1.31	$1.10	$5.93	$5.73
Diluted	1.31	1.09	5.91	5.71

Adjusted Earnings per Common Share Attributable to CME Group:
Basic	$1.52	$1.78	$6.82	$6.85
Diluted	1.52	1.77	6.80	6.82

Weighted Average Number of Common Shares:
Basic	357,456	350,921	357,155	342,344
Diluted	358,354	352,132	358,239	343,737

1. Acquisition-related costs primarily include professional fees related to the NEX transaction.
2. Results include foreign exchange transaction net gains and losses principally related to cash held in British pounds within entities whose functional currency is the U.S. dollar.
3. Results include net gains and losses on intangible assets, fixed assets and assets held for sale.